UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINDEX.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7372
(Primary Standard Industrial Classification Code)

88-0379462
(I.R.S. Employer Identification Number)

620 North 129th Street
Omaha, NE 68154
402-333-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers)

Steven Malone
President and Chief Executive Officer
FindEx.com, Inc.
620 North 129th Street
Omaha, NE 68154
402-333-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]                                                                                                                                           Accelerated filer [  ]
Non-accelerated filer [  ] (Do not check if a smaller reporting company)                                                                                                                           Smaller reporting company [X]

TERMINATION OF REGISTRATION

FindEx.com, Inc. (the “Company”) previously issued 47,341,666 shares of our common stock by certain persons who were either our stockholders, holders of warrants to purchase our common stock, or both and, pursuant to a Registration Statement on Form SB-2 (File No. 333-120665) filed with the Commission on November 22, 2004 (together with all previously filed amendments and prospectus supplements, the “Registration Statement”), registered for resale the shares of the Company’s common stock.

In accordance with the undertaking contained in subparagraph 3 of the Undertakings section of the Registration Statement, and pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment to remove from registration all of the shares that remain unsold under the Registration Statement as of the date hereof.  We are deregistering these securities based on the expense associated with continuing the offering and the fact that preexisting obligations to maintain the offering have ceased.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Omaha, State of Nebraska, on this 2nd day of June 2008.

FINDEX.COM, INC.

By:	/s/ Steven Malone
Name:	Steven Malone
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Steven Malone	Chairman of the Board, President and Chief	June 2, 2008
Steven Malone	Executive Officer (principal executive officer)

/s/ Kirk R. Rowland	Director and Chief Financial Officer	June 2, 2008
Kirk R. Rowland	(principal financial and accounting officer)

/s/ John A. Kuehne	Director	June 2, 2008
John A. Kuehne

/s/ Gordon A. Landies	Director	June 2, 2008
Gordon A. Landies

/s/ William J. Bush	Director	June 2, 2008
William J. Bush